SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2007

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 30, 2007, Station Casinos, Inc. (“the Company”) entered into an Executive Employment Agreement with Thomas M. Friel, pursuant to which Mr. Friel will be employed as Executive Vice President, Chief Accounting Officer and Treasurer of the Company.  The description of Mr. Friel’s Employment Agreement set forth in Item 5.02(c)(3) below is incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

(a) On March 29, 2007, the Company and Glenn C. Christenson, Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of the Company, entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides that Mr. Christenson’s employment with the Company will terminate effective March 30, 2007 (the “Termination Date”).  Under the terms of the Separation Agreement, the Company shall provide Mr. Christenson with one month of base pay in the amount of $85,000, accrued vacation pay in the amount of $98,077 and, subject to certain terms and conditions contained therein, continued group medical and dental insurance coverages for Mr. Christenson and his dependents until he reaches age 62.

The Separation Agreement also provides that all vested Company stock options held by Mr. Christenson as of the Termination Date shall remain fully exercisable until the earlier of (i) the closing date (the “Merger Closing Date”) of the transactions contemplated by the Merger Agreement dated February 23, 2007 between the Company and Fertitta Colony Partners LLC (the “Merger Agreement”), at which time such options would be cashed out pursuant to the terms of the Merger Agreement, and (ii) the expiration of Mr. Christenson’s term of engagement (the “Term of Engagement”) under the Consulting Agreement entered into between Mr. Christenson and the Company (described below).  The Separation Agreement also provides that all Company restricted stock held by Mr. Christenson as of the Termination Date shall continue to vest in accordance with the terms of the applicable awards until the earlier of (i) the Merger Closing Date, at which time such restricted stock would be cashed out pursuant to the terms of the Merger Agreement, and (ii) the Term of Engagement.  The Separation Agreement further provides that if the Merger Agreement is terminated in certain circumstances, the provisions of the Separation Agreement and the Consulting Agreement shall terminate, and Mr. Christenson’s employment agreement shall be restored as if his employment with the Company had not been terminated.  A description of the Merger Agreement is available in the Company’s Form 8-K dated February 23, 2007.

In addition to the benefits described above, the Separation Agreement provides for a release by Mr. Christenson of any claims against the Company and its affiliates and subsidiaries, and each of their agents, employees, managers, representatives, officers, directors, advisors, successors and assigns, relating to his employment with the Company or the termination of his employment with the Company.

In connection with the Separation Agreement, on March 29, 2007, the Company and Mr. Christenson entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Christenson agreed to provide consulting services to the Company until the earlier of the Merger Closing Date and March 31, 2009, unless the Consulting Agreement is otherwise terminated pursuant to the terms thereof.  The Consulting Agreement provides that the Company shall pay Mr. Christenson a consulting fee of $20,000 per month during the Term of Engagement.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the Separation Agreement and the Consulting Agreement which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As set forth in Item 1.02 above, on March 29, 2007, Glenn C. Christenson executed the Separation Agreement and shall cease to be Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of the Company effective March 30, 2007.  Mr. Christenson is the Company’s principal financial officer.

(c) (1) On March 28, 2007, the Company appointed Thomas M. Friel as Executive Vice President, Chief Accounting Officer and Treasurer, effective March 30, 2007.  Upon the effectiveness of the termination of Mr. Christenson’s employment, Mr. Friel shall become the Company’s principal financial officer.

(2) Prior to his appointment as Executive Vice President, Chief Accounting Officer and Treasurer, Mr. Friel, age 43, was employed as Vice President of Finance and Corporate Controller of the Company since July 1999.  Mr. Friel is a Certified Public Accountant.

(3) In connection with Mr. Friel’s appointment as Executive Vice President, Chief Accounting Officer and Treasurer of the Company, the Company and Mr. Friel entered into an Executive Employment Agreement (the “Employment Agreement”) on March 30, 2007.  The Employment Agreement provides for an annual base salary of $500,000 (to be reviewed annually for increase but not decrease), an annual cash bonus to be based on Mr. Friel’s performance and to be determined by the Company’s Board of Directors, and the inclusion of Mr. Friel in all benefit plans and programs of the Company made available to the Company’s executive officers or salaried employees generally.  The Employment Agreement also provides for a five-year term, which is subject to automatic five-year extensions unless the Company or Mr. Friel gives notice at least twelve months prior to the end of the then-current term or unless the Employment Agreement is otherwise terminated pursuant to the terms thereof.  The Employment Agreement also gives Mr. Friel the right to terminate employment and receive severance payments in the event of a change in control as a result of certain changes in Company ownership.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Employment Agreement which is attached as Exhibit 10.3 and incorporated herein by reference.

(e) The descriptions of (i) Mr. Christenson’s Separation Agreement and Consulting Agreement set forth in Item 1.02 above and (ii) Mr. Friel’s Employment Agreement set forth in Item 5.02(c)(3) above are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Separation Agreement and General Release, dated March 29, 2007, by and between Station Casinos, Inc. and Glenn C. Christenson.

	10.2	Consulting Agreement, dated March 29, 2007, by and between Station Casinos, Inc. and Glenn C. Christenson.

	10.3	Executive Employment Agreement, dated March 30, 2007, by and between Station Casinos, Inc. and Thomas M. Friel.

	10.4	Long-Term Stay-On Performance Incentive Agreement dated June 1, 2004, by and between Station Casinos, Inc. and Thomas M. Friel.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: March 30, 2007	By:	/s/ Thomas M. Friel
Thomas M. Friel Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated March 29, 2007, by and between Station Casinos, Inc. and Glenn C. Christenson.
10.2	Consulting Agreement, dated March 29, 2007, by and between Station Casinos, Inc. and Glenn C. Christenson.
10.3	Executive Employment Agreement, dated March 30, 2007, by and between Station Casinos, Inc. and Thomas M. Friel.
10.4	Long-Term Stay-On Performance Incentive Agreement dated June 1, 2004, by and between Station Casinos, Inc. and Thomas M. Friel.